Exhibit 99.1
NEWS FROM ARDEN REALTY, INC.
FOR IMMEDIATE RELEASE

CONTACT:	Richard Davis (310) 966-2600
ARDEN REALTY, INC. REPORTS FOURTH QUARTER 2005 FFO OF $0.58 PER SHARE
February 8, 2006
Los Angeles, California — Arden Realty, Inc. (NYSE/ARI), a Los Angeles-based office real estate investment trust, today reported net income for the fourth quarter of 2005 of $4.4 million or $0.07 per share on a fully diluted basis and $65.5 million or $0.98 per share on a fully diluted basis for the year ended December 31, 2005, compared with $34.6 million or $0.52 per share on a fully diluted basis for the fourth quarter of 2004 and $73.8 million or $1.12 per share on a fully diluted basis for the year ended December 31, 2004. The fourth quarter results included approximately $3.6 million in costs related to our announced sales transaction with General Electric Capital Corporation. Excluding the GE transaction related costs, net income for the fourth quarter of 2005 would have been $8.0 million or $0.12 per share on a fully diluted basis and $69.2 million or $1.03 per share on a fully diluted basis for the year ended December 31, 2005. Revenues from rental operations for the properties included in continuing operations for the fourth quarter of 2005 were $114.3 million and $441.9 million for the year ended December 31, 2005, compared with $101.7 million for the fourth quarter of 2004 and $393.0 million for the year ended December 31, 2004.
Funds From Operations (FFO) for the fourth quarter of 2005 were $40.3 million or $0.58 per share on a fully diluted basis and $165.2 million or $2.40 per share on a fully diluted basis for the year ended December 31, 2005, compared with FFO of $44.6 million or $0.66 per share on a fully diluted basis for the fourth quarter of 2004 and $171.8 million or $2.55 per share on a fully diluted basis for the year ended December 31, 2004. Excluding the General Electric Capital Corporation transaction costs noted above, FFO for the fourth quarter of 2005 would have been $43.9 million or $0.63 per share on a fully diluted basis and $168.9 million or $2.46 per share on a fully diluted basis for the year ended December 31, 2005.
At the end of the fourth quarter of 2005, our operating portfolio was 91.9% occupied and 93.3% leased, compared to 91.2% occupied and 92.7% leased at the end of the fourth quarter of 2004.
A quarterly dividend of $0.505 per share was declared on December 2, 2005 for holders of record as of December 30, 2005.
Total debt at December 31, 2005 was approximately $1.6 billion, representing approximately 34.5% of total market capitalization and 48.8% of gross asset value.
Arden Realty will host a conference call to discuss fourth quarter 2005 operating results on February 9, 2006, at 1:00 p.m. Eastern time. A live webcast (listen only mode) of the conference call will be available at this time. A hyperlink to the live webcast will be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com. A replay of the conference call may be heard by calling (888) 203-1112 (U.S.) or (719) 457-0820 (International), access code 4857625 from 3:00 p.m. Eastern time on February 9, 2006 through 3:00 p.m. Eastern time on February 23, 2006. During this period, an on-demand webcast replay of the call will also be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com.
Financial schedules, including a reconciliation of net income to FFO, follow. A detailed analysis of the quarter’s results can be obtained by viewing the Supplemental Operating and Financial Data available in the Investor Information section (Financial Reports) of our website at www.ardenrealty.com, or by calling Richard Davis, Arden Realty’s Chief Financial Officer, at the number listed above.
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Arden Realty is a self-administered, self-managed real estate investment trust that owns, manages, leases, develops, renovates and acquires commercial office properties located in Southern California. As of December 31, 2005, our portfolio contained 116 properties comprised of 192 buildings and approximately 18.5 million net rentable square feet. For more information on our company, visit the Arden website at www.ardenrealty.com.
This press release, including the documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pertaining to, among other things, our future results of operations, capital resources, portfolio performance, cash available for distribution, acquisitions, lease renewals, property development, property renovation, capital requirements, funds from operations, anticipated market and demographic conditions and general business, industry and economic conditions applicable to us. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology.
Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from our expectations include the availability and cost of capital for future investments, our ability to lease or re-lease space at current or anticipated rents, changes in the supply of and demand for our properties, changes in interest rate levels, risks associated with the development, acquisition or disposition of properties, competition within the industry, real estate and market conditions, and other risks detailed from time to time in our SEC filings. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance, including risks and factors included in other sections of this press release. In addition, we discussed a number of material risks in our annual report on Form 10-K for the year ended December 31, 2004. Those risks continue to be relevant to our performance and financial condition. We also operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
In addition, we expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they were made, to anticipate future results or trends.
In connection with the proposed transaction with General Electric Capital Corporation, Trizec Properties, Inc. and Trizec Holdings Operating LLC, Arden Realty, Inc. will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Arden Realty, Inc. at the Securities and Exchange Commission’s website at www.sec.gov. The proxy statement and such other documents may also be obtained for free from us by directing such request to Arden Realty, Inc., Attention: Tanya Enriquez, 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, CA 90025, Telephone: 310-966-2600.
Arden Realty, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information concerning the interests of Arden Realty, Inc.’s participants in the solicitation will be set forth in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.
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ARDEN REALTY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2005	2004
	(unaudited)
Assets
Investment in real estate:
Commercial properties	$3,299,199	$2,876,989
Less: accumulated depreciation and amortization	(555,191)	(468,716)

	2,744,008	2,408,273

Properties under renovation	—	16,295
Land available for development	24,903	23,795
Properties held for disposition, net	—	103,618

Net investment in real estate	2,768,911	2,551,981

Cash and cash equivalents	639	13,040
Restricted cash	69,703	27,285
Rent and other receivables	7,382	5,953
Deferred rent	38,149	42,886
Prepaid financing costs, expenses and other assets, net	23,086	18,852

Total assets	$2,907,870	$2,659,997

Liabilities and Stockholders’ Equity
Mortgage loans payable	$419,650	$371,548
Mortgage loans payable — properties held for disposition	—	11,091
Unsecured lines of credit	259,500	121,500
Unsecured loans	150,000	125,000
Unsecured senior notes, net of discount	794,671	696,945
Accounts payable and accrued expenses	50,968	58,215
Security deposits	25,647	25,498
Dividends payable	33,914	33,494

Total liabilities	1,734,350	1,443,291
Minority interest	20,368	20,414

Stockholders’ Equity
Common stock	670	664
Additional paid-in capital	1,159,976	1,212,508
Deferred compensation	(9,340)	(12,830)
Accumulated other comprehensive income (loss)	1,846	(4,050)

Total stockholders’ equity	1,153,152	1,196,292

Total liabilities and stockholders’ equity	$2,907,870	$2,659,997

Note:	Prior period balance sheets have been reclassified to conform to the current period presentation.
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ARDEN REALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenue
Revenues from rental operations:
Scheduled cash rents	$98,452	$87,358	$381,495	$338,381
Straight-line rents	(181)	550	2,029	1,977
Tenant reimbursements	5,369	5,034	20,353	18,926
Parking, net of expenses	7,181	5,901	27,279	23,319
Other rental operations	3,494	2,879	10,747	10,398

Total revenue	114,315	101,722	441,903	393,001

Expenses
Property expenses:
Repairs and maintenance	14,001	10,844	51,944	42,333
Utilities	8,926	7,913	35,430	31,381
Real estate taxes	7,466	7,502	32,563	29,540
Insurance	1,875	1,745	7,279	7,142
Ground rent	245	207	1,199	746
Property administrative	5,338	4,349	20,218	16,682

Total property expenses	37,851	32,560	148,633	127,824
General and administrative expense	10,665	5,531	33,571	19,503
Interest expense	25,315	23,249	98,184	88,502
Depreciation and amortization	36,161	30,349	137,385	115,806
Interest and other loss	160	660	1,593	509
Impairment on investment in securities	—	—	—	2,700
Minority interest	109	205	570	5,159	(1)

Income from continuing operations	4,054	9,168	21,967	32,998
Discontinued operations, net of minority interest	—	2,736	3,714	10,304
Gain on sale of discontinued properties	354	22,707	40,653	30,473
Loss from debt defeasance related to sales of discontinued properties	—	—	(835)	—

Net income	$4,408	$34,611	$65,499	$73,775

Net income per share:
Basic	$0.07	$0.53	$0.98	$1.13

Diluted	$0.07	$0.52	$0.98	$1.12

Weighted average common shares:
Basic	66,809	65,729	66,611	65,372

Diluted	67,580	66,247	67,074	65,740

(1)	Includes approximately $1.1 million of issuance costs expensed in conjunction with the redemption of our Preferred Operating Partnership Units on September 28, 2004.

Note:	Operating results in prior periods have been reclassified to conform to the current period presentation for the properties which have been classified as “discontinued operations”.
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ARDEN REALTY, INC.
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Funds From Operations:(1)
Net Income	$4,408	$34,611	$65,499	$73,775
Plus -
Depreciation and minority interest from discontinued operations	4	2,129	2,403	11,819
Depreciation and amortization	36,161	30,349	137,385	115,806
Minority interest	109	205	570	4,084	(2)
Less -
Gain on sale of discontinued properties	354	22,707	40,653	30,473
Income allocated to Preferred Operating Partnership Units	—	—	—	3,234	(2)

Funds From Operations:(3)	$40,328	$44,587	$165,204	$171,777

Per share:
Funds from Operations — Diluted	$0.58	$0.66	$2.40	$2.55

Dividends declared	$0.505	$0.505	$2.02	$2.02

Weighted average shares and Operating Partnership Units outstanding — Diluted	69,283	67,918	68,786	67,415

(1)	We believe that funds from operations, or FFO, is a useful supplemental measure of our operating performance. We compute FFO in accordance with standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002. The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles, or GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO, by excluding depreciation costs, the gains or losses from the sale of operating real estate properties and extraordinary items as defined by GAAP, provides an additional perspective on our operating results. However, because these excluded items have real economic effect, FFO is a limited measure of performance.

FFO captures trends in occupancy rates, rental rates and operating costs. FFO excludes depreciation and amortization costs and it does not capture the changes in value in our properties that result from use or changes in market conditions or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. Therefore, its ability to measure performance is limited.

Because FFO excludes significant economic components of net income determined in accordance with GAAP, FFO should be used as an adjunct to net income and not as an alternative to net income. FFO should also not be used as an indicator of our financial performance, or as a substitute for cash flow from operating activities determined in accordance with GAAP or as a measure of our liquidity. FFO is used by investors to compare our performance with other REITs. Other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs.

(2)	Excludes approximately $1.1 million of issuance costs expensed in conjunction with the redemption of our Preferred Operating Partnership Units on September 28, 2004.

(3)	Includes approximately $1.7 million and $1.4 million in non-cash compensation expense for the three months ended December 31, 2005 and 2004, respectively, and approximately $5.5 million and $3.8 million in non-cash compensation expense for the twelve months ended December 31, 2005 and 2004, respectively.
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